Exhibit 10.10

HALYARD HEALTH, INC.

OUTSIDE DIRECTORS’ COMPENSATION PLAN

1.	INTRODUCTION

The Halyard Health, Inc. Outside Directors’ Compensation Plan (the “Plan”) is intended to promote the interests of Halyard Health, Inc. (the “Corporation”) and its stockholders by enhancing the Corporation’s ability to attract, motivate and retain as Outside Directors persons of training, experience and ability, and to encourage the highest level of Outside Director performance. The Plan is intended to permit the Corporation maximum flexibility in implementing a compensation policy including aligning the Outside Directors’ economic interests closely with those of the Corporation’s stockholders by use of equity based compensation awards.

2.	DEFINITIONS

Unless otherwise defined in the text of the Plan, capitalized terms herein shall have the meanings set forth in this Section 2.

“Affiliate” means any Corporation in which the Corporation owns 20 percent or more of the equity interest (collectively, the “Affiliates”).

“Award” has the meaning set forth in Section 3 of the Plan.

“Board” means the Board of Directors of the Corporation.

“Change of Control” shall be deemed to have taken place upon the first of the following to occur: (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires in a single transaction, or a series of transactions during a twelve-month period, shares of the Corporation having 30% or more of the total number of votes that may be cast for the election of directors of the Corporation; or (ii) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, a majority of the members of the Board is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.

“Code” means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

“Committee” means the Compensation Committee of the Board.

“Committee Rules” means the Committee Rules for the Halyard Health, Inc. Equity Participation Plan or any successor plan.

“Corporate Governance Committee” means the Corporate Governance Committee of the Board.

“Director” means a member of the Board.

“Effective Date” means November 1, 2014. The Plan was approved by the sole stockholder of the Corporation on October 7, 2014, and is adopted effective as of November 1, 2014.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as amended from time to time.

“Fair Market Value” means the reported closing price of the Stock, on the relevant date as reported on the composite list used by The Wall Street Journal for reporting stock prices or, if no such sale shall has been made on that day, on the last preceding day on which there was such a sale.

“Option” means a right to purchase a specified number of shares of Stock at a fixed Option price equal to no less than the Fair Market Value of the Stock on the date the Option is granted. For purposes of this Plan, Options shall be issued either as “Annual Options,” as described in subsection 8(a)(iii), or “Additional Options,” as described in subsection 8(b).

“Outside Director” means a Director who is not on the date of grant of an Award pursuant to the Plan, or within one year prior to the date of such grant, an employee of the Corporation or any of its Affiliates.

“Restricted Period” shall mean the period of time during which the Award remains unvested and the Transferability Restrictions applicable to Awards will be in force.

“Restricted Share” shall mean a share of Stock which may not be traded or sold, until the date the Award vests and the Transferability Restrictions expire.

“Restricted Share Unit” means the right, as described in Section 10, to receive an amount, payable in either cash or shares of Stock, equal to the value of a specified number of shares of Stock. No certificates shall be issued with respect to such Restricted Share Unit, except as provided in subsection 10(d), and the Corporation shall maintain a bookkeeping account in the name of the Outside Director to which the Restricted Share Unit shall relate.

“Retainer” means the annual retainer payable to an Outside Director for services rendered as a Director.

“Rule 16b-3” means Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

“Retirement” and “Retires” means the separation from service as a Director on or after the date the Director has attained age 55.

“Stock” means the shares of the Corporation’s common stock, par value $0.01 per share.

“Stock Appreciation Right (SAR)” has the meaning set forth in subsection 8(l)(i) of this Plan.

“Transferability Restrictions” means the restrictions on transferability imposed on Awards of Restricted Shares or Restricted Share Units.

3.	COMPENSATION

The Outside Directors will be entitled to receive compensation for their services as a member of the Board, and any of its committees, as may be determined from time to time by the Board following a review of, and recommendation on, Outside Director compensation made by the Corporate Governance Committee and/or Compensation Committee. The compensation paid to each Outside Director is referred to herein as an “Award”, and may be paid in cash, Stock, Options, SARs, Restricted Shares, Restricted Share Units, other forms of equity or any combination thereof as is determined by the Board.

4.	PARTICIPATION AND FORM OF GRANT

Participation in the Plan is limited to Outside Directors. It is intended that all Outside Directors will be participants in the Plan.

All Awards under the Plan shall be made in the form of Options, SARs, Stock, cash, Restricted Shares, Restricted Share Units, other forms of equity or any combination thereof. Notwithstanding anything in this Plan to the contrary, all Awards shall contain restrictions on assignability to the extent required under Rule 16b-3 of the Exchange Act.

5.	ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Board, which shall have sole and complete discretion and authority with respect thereto, except as expressly limited by the Plan. All action taken by the Board in the administration and interpretation of the Plan shall be final and binding on all matters relating to the Plan. All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Board, except that the Board may authorize any Directors, officers or employees of the Corporation to assist the Board in the administration of the Plan and to execute documents on behalf of the Board. The Board also may delegate to a committee of the Board, or such other Directors, officers or employees, as the Board determines, such other ministerial and discretionary duties as it sees fit.

The Corporation or the Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any advice or opinion received from any such counsel or consultant and any computation received from any such consultant or agent. No member of the Board shall be liable for any act done or omitted to be done by such member, or by any other member of the Board, in connection with the Plan, except for such member’s own willful misconduct or as otherwise expressly provided by statute.

The Board shall have the power to promulgate rules and other guidelines in connection with the performance of its obligations, powers and duties under the Plan, including its duty to administer and construe the Plan and the Awards.

All expenses of administering the Plan shall be paid by the Corporation.

6.	TERM OF PLAN

The Plan shall become effective as of the Effective Date. The Plan shall remain in effect until October 31, 2024, unless the Plan is terminated prior thereto by the Board. No Awards may be granted after the termination date of the Plan, but Awards theretofore granted shall continue in force beyond that date pursuant to their terms.

7.	SHARES SUBJECT TO THE PLAN; ADJUSTMENTS

(a) Shares Subject to the Plan. The aggregate maximum number of shares of Stock available for grant under the Plan shall be 400,000 shares, subject to the adjustment provision set forth in subsection 7(b) below. Shares of Stock subject to the Plan may consist in whole or in part of authorized but unissued shares or Treasury shares, as the Board may from time to time determine. Shares subject to Awards which become ineligible for purchase, and Restricted Shares forfeited, will be available for Awards under the Plan to the extent permitted by Section 16 of the Exchange Act (or the rules and regulations promulgated thereunder) and to the extent determined to be appropriate by the Board. Notwithstanding anything in this Plan to the contrary, each grant of Awards under this Plan shall be subject to the availability of shares of Stock under this subsection 7(a).

(b) Adjustments. In the event there are any changes in the Stock or the capitalization of the Corporation through a corporate transaction, such as any merger, any acquisition through the issuance of capital stock of the Corporation, any consolidation, any separation of the Corporation (including a spin-off or other distribution of stock of the Corporation), any reorganization of the Corporation (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation by the Corporation, recapitalization, stock dividend, stock split or other change in the corporate structure, appropriate adjustments and changes shall be made by the Board, to the extent necessary to preserve the benefit to the Outside Director contemplated hereby, to reflect such changes in (i) the aggregate number of shares of Stock subject to the Plan, (ii) the number of shares and the Award price per share of all shares of Stock subject to outstanding Awards, and (iii) such other provisions of the Plan as may be necessary and equitable to carry out the foregoing purposes, provided, however, that no such adjustment or change may be made to the extent that such adjustment or change will result in the dilution or enlargement of any rights of any Outside Director.

8.	STOCK OPTIONS

(a) Annual Grant of Options. Except to the extent that the Board determines otherwise, Options may be granted to Outside Directors under the Plan as follows:

(i) The Board, by resolution, may provide that each Outside Director in office on January 1 of the calendar year may be automatically granted an Option to purchase a number of shares of Stock to be determined by the Board. The Board, by resolution, also may provide that each Outside Director who is first elected or appointed to the Board after January 1 of the calendar year, may be automatically granted a pro rata number of Options hereunder, without further action by the Board or the stockholders of the

Corporation, on the earlier of the date of the first regular meeting during the calendar year of the Board or the Compensation Committee after the date such Outside Director first becomes eligible for the grant of Options under this subsection 8(a). The Options to be pro-rated will be the amount that would have been paid during the calendar year.

(ii) In addition, the Board, by resolution, may provide that each Outside Director who during the calendar year is designated to serve as the Lead Director or as the Chair of any one or more of the Audit, Compensation, or Corporate Governance Committees of the Board, or such other committee as may be determined by the Board, may be granted an Option to purchase an additional number of shares of Stock as may be determined by the Board.

(iii) A grant of Options as payment of either the annual Retainer or for Lead Director or each applicable Chair of a Committee is referred to herein as “Annual Options.”

(iv) To the extent determined by the Board, Annual Options that may be granted to each Outside Director, the Lead Director and each Chair of the Audit, Compensation, or Corporate Governance Committees, as of January 1 of the calendar year, shall be automatically granted, without further action by the Board or the stockholders of the Corporation, on the first business day of such calendar year.

(b) Election of Additional Option. To the extent determined by the Board, each Outside Director may elect to receive the cash portion of his or her annual Retainer in the form of an additional Option (hereinafter referred to as an “Additional Option”), in increments of 50 percent of such cash portion of the Retainer. Except as otherwise provided below, such election must be made prior to the date that services are rendered in the calendar year in which such Retainer otherwise would be paid and shall be irrevocable thereafter for such calendar year; provided, however, that an election by an Outside Director pursuant to this subsection for a calendar year (or portion thereof) shall be valid and effective for all purposes for all succeeding calendar years, unless and until such election is revoked or modified by such Outside Director prior to the date that services are rendered in such succeeding calendar year(s); and, provided further, that no such election, revocation or modification may be made within six months of another such election, revocation or modification if the exemption afforded by Rule 16b-3 would not be available as a result thereof.

Notwithstanding the preceding, an individual who is first elected to the Board as an Outside Director during a calendar year may, to the extent determined by the Board, be permitted to make an election to receive the cash portion of his or her annual Retainer in the form of an Additional Option, in increments of 50 percent of such cash portion of the Retainer, during the thirty day period following his or her election date. An election under this paragraph shall be subject to the terms and conditions of this Section.

The number of shares of Stock subject to this Additional Option shall be based (i) on the same pricing methodology the Corporation uses for stock options granted to its management employees, (ii) the Black-Scholes-Merton option value as of the date of grant, or (iii) such other pricing methodology as determined by the Board in its sole discretion. To the extent Additional

Options are authorized by the Board, each Outside Director as of January 1 of the calendar year, shall be automatically granted the Additional Options elected hereunder, without further action by the Board or the stockholders of the Corporation, on the first business day of such calendar year. To the extent Additional Options are authorized by the Board, each Outside Director who first becomes eligible for a grant after January 1 of the calendar year, shall be automatically granted the Additional Options elected hereunder, without further action by the Board or the stockholders of the Corporation, on the first business day following the date such Outside Director becomes eligible for such grant.

(c) Form of Additional Option Election. An election by an Outside Director to receive some or all of the cash portion of his or her Retainer as an Additional Option shall (i) be in writing, (ii) be delivered to the Secretary of the Corporation, and (iii) be irrevocable in all respects with respect to the calendar year(s) to which the election relates. If no election has ever been made by the Outside Director pursuant to subsection 8(b) above, he or she shall be deemed to have made an election to receive the entire cash portion of the Retainer in cash.

(d) Period of Option. The period of each Option shall be 10 years from the date it is granted.

(e) Option Price. The exercise price of an Option shall be the Fair Market Value of the Stock at the time the Option is granted.

(f) Limitations on Exercise. Each Option shall not be exercisable until at least one year has expired after the granting of the Option, during which time the Outside Director shall have been in the continuous service as a Director of the Corporation; provided, however, that the provisions of this subsection 8(f) shall not apply and all Options outstanding under the Plan shall be exercisable in full if the Outside Director separates from service as a Director within the two (2) year period following the date a Change of Control of the Corporation occurs. Commencing one year after the date the Option was granted, the Outside Director may purchase the total number of shares of Stock covered by the Option; provided, however, that if the Director separates from service as a Director for any reason other than death, Retirement, a voluntary decision by the Outside Director not to stand for reelection to the Board or total and permanent disability, the Option shall be exercisable only for the number of shares of Stock which were exercisable on the date of such separation from service. In no event, however, may an Option be exercised more than 10 years after the date of its grant.

(g) Exercise; Notice Thereof. Options shall be exercised by delivering to the Corporation, at the location as directed by the Corporation’s Treasurer, a written notice of the number of shares of Stock with respect to which Option rights are being exercised and by paying in full the Option Price of the shares at the time being acquired. Payment may be made in cash, a check payable to the Corporation, in shares of Stock transferable to the Corporation and having a Fair Market Value on the transfer date equal to the amount payable to the Corporation, or such other methods, including “cashless exercise” arrangements, as permitted by the Board in its sole discretion. The date of exercise shall be deemed to be the date the Corporation receives the written notice and payment for the shares being purchased. An Outside Director shall have none of the rights of a stockholder with respect to shares covered by an Option until the Outside Director becomes the record holder of such shares.

(h) Exercise after Death, Retirement, Disability or Voluntary Separation of Service. If a Director dies, retires, becomes totally and permanently disabled, or separates from service on the Board by reason of a voluntary decision by the Outside Director not to stand for reelection to the Board, without having exercised an Option in full, the remaining portion of such Option may be exercised, without regard to the limitations in subsection 8(f), within the remaining period of the Option. Upon an Outside Director’s death, the Option may be exercised by the person or persons to whom such Outside Director’s rights under the Option shall pass by will or the laws of descent and distribution or, if no such person has such rights, by his executor or administrator.

(i) Non-transferability. During the Outside Director’s lifetime, Options shall be exercisable only by such Outside Director. Options shall not be transferable other than by will or the laws of descent and distribution upon the Outside Director’s death. Notwithstanding anything in this subsection 8(i) to the contrary, Outside Directors shall have the right to transfer Options, to the extent allowed under Rule 16b-3 of the Exchange Act, subject to the same terms and conditions applicable to Options granted to the Chief Executive Officer of the Corporation under Committee Rules.

(j) Purchase for Investment. It is contemplated that the Corporation will register shares sold to Directors pursuant to the Plan under the Securities Act of 1933. In the absence of an effective registration, however, an Outside Director exercising an Option hereunder may be required to give a representation that he/she is acquiring such shares as an investment and not with a view to distribution thereof.

(k) Options for Nonresident Aliens. In the case of any Option awarded to an Outside Director who is not a resident of the United States, the Board may (i) waive or alter the conditions set forth in subsections 8(a) through 8(j) to the extent that such action is necessary to conform such Option to applicable foreign law, or (ii) take any action, either before or after the award of such Option, which it deems advisable to obtain approval of such Option by an appropriate governmental entity; provided, however, that no action may be taken hereunder if such action would (1) increase any benefits accruing to any Outside Directors under the Plan, (2) increase the number of securities which may be issued under the Plan, (3) modify the requirements for eligibility to participate in the Plan, or (4) result in a failure to comply with applicable provisions of the Securities Act of 1933, the Exchange Act or the Code.

(l) Election to Receive Cash Rather than Stock.

(i) At the same time as Options are granted the Board may also grant to designated Outside Directors the right to convert a specified number of shares of Stock covered by such Options to cash, subject to the terms and conditions of this subsection 8(l). For each such Option so converted, the Outside Director shall be entitled to receive cash equal to the difference between the Outside Director’s Option Price and the Fair Market Value of the Stock on the date of conversion. Such a right shall be referred to herein as a Stock Appreciation Right (“SAR”). Outside Directors to whom a SAR has been granted shall be notified of such grant and of the Options to which such SAR pertains. A SAR may be revoked by the Board, in its sole discretion, at any time, provided, however, that no such revocation may be taken hereunder if such action would result in the disallowance of a deduction to the Corporation under Section 162(m) of the Code or any successor section.

(ii) An Outside Director who has been granted a SAR may exercise such SAR, once it is otherwise vested pursuant to subsections 8(f) or 8(h), during such periods as provided for in the rules promulgated under Section 16 of the Exchange Act. The SAR shall expire when the period of the subject Option expires.

(iii) At the time an Outside Director converts one or more shares of Stock covered by an Option to cash pursuant to a SAR, such Outside Director must exercise one or more Options, which were granted at the same time as the Option subject to such SAR, for an equal number of shares of Stock. In the event that the number of shares and the Option Price per share of all shares of Stock subject to outstanding Options is adjusted as provided in the Plan, the above SARs shall automatically be adjusted in the same ratio which reflects the adjustment to the number of shares and the Option Price per share of all shares of Stock subject to outstanding Options.

(m) No Repricings. No Option or SAR may be re-priced, replaced, re-granted through cancellation, or modified without stockholder approval (except in connection with a change in the Common Stock or the capitalization of the Corporation as provided in Section 7 hereof) if the effect would be to reduce the exercise price for the shares underlying such Option or SAR. In addition, no Option or SAR may be repurchased or otherwise cancelled in exchange for cash or other Awards (except in connection with a change in the Common Stock or the capitalization of the Corporation as provided in Section 7 hereof) if the Option Price or Grant Price of the SAR is equal to or greater than the Fair Market Value of the Common Stock at the time of such repurchase or exchange. Notwithstanding anything herein to the contrary, the Committee may take any such action set forth in this subsection 8(m) subject to the approval of the stockholders.

9.	RESTRICTED SHARES

The Board may from time to time designate those Outside Directors who shall receive Restricted Share Awards. Each grant of Restricted Shares under the Plan shall be evidenced by a notice from the Board to the Outside Director. The notice shall contain such terms and conditions, not inconsistent with the Plan, as shall be determined by the Board and shall indicate the number of Restricted Shares awarded and the following terms and conditions of the award.

(a) Grant of Restricted Shares. The Board shall determine the number of Restricted Shares to be included in the grant and the conditions and period or periods during which the Award is subject to vesting and the Transferability Restrictions applicable to the Restricted Shares will be in force (the “Restricted Period”). The Restricted Period may be the same for all Restricted Shares granted at a particular time to any-one Outside Director or may be different with respect to different Outside Directors or with respect to various of the Restricted Shares granted to the same Outside Director, all as determined by the Board at the time of grant.

(b) Transferability Restrictions. During the Restricted Period, Restricted Shares may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. Furthermore, an Outside Director’s right, if any, to receive Stock upon termination of the Restricted Period may not be assigned or transferred except by will or by the laws of descent and distribution. In order to enforce the limitations imposed upon the Restricted Shares the Board may (i) cause a legend or legends to be placed on any such certificates, and/or (ii) issue “stop transfer” instructions as it deems necessary or appropriate. Holders of Restricted Shares limited as to sale under this subsection 9(b) shall have rights as a shareholder with respect to such shares to receive dividends in cash or other property or other distribution or rights in respect of such shares, and to vote such shares as the record owner thereof. With respect to each grant of Restricted Shares, the Board shall determine the vesting conditions and Transferability Restrictions which will apply to the Restricted Shares for all or part of the Restricted Period. By way of illustration but not by way of limitation, the Board may provide (i) that the Outside Director will not be entitled to receive any shares of Stock unless he or she still serves as a Director of the Corporation at the end of the Restricted Period, (ii) that the Outside Director will become vested in Restricted Shares according to a schedule determined by the Board, or under other terms and conditions determined by the Board, and (iii) how any vesting conditions and Transferability Restrictions will be applied, modified or accelerated in the case of the Outside Director’s death or total and permanent disability.

(c) Manner of Holding and Delivering Restricted Shares. Each certificate issued for Restricted Shares shall be registered in the name of the Outside Director and deposited with the Corporation or its designee. These certificates shall remain in the possession of the Corporation or its designee until the end of the applicable Restricted Period or, if the Board has provided for earlier termination of the Transferability Restrictions following an Outside Director’s death, total and permanent disability or earlier vesting of the shares of Stock, such earlier termination of the Transferability Restrictions. At whichever time is applicable, certificates representing the number of shares of Stock to which the Outside Director is then entitled shall be delivered to the Outside Director free and clear of the Transferability Restrictions; provided that in the case of an Outside Director who is not entitled to receive the full number of Restricted Shares evidenced by the certificates then being released from escrow because of the application of the vesting conditions and/or Transferability Restrictions, those certificates shall be returned to the Corporation and canceled and a new certificate representing the shares of Stock, if any, to which the Outside Director is entitled shall be issued and delivered to the Outside Director, free and clear of the vesting conditions and Transferability Restrictions.

10.	RESTRICTED SHARE UNITS

The Board shall from time to time designate those Outside Directors who shall receive Restricted Share Unit Awards. The Board shall advise such Outside Directors of their Awards by a letter indicating the number of Restricted Share Units awarded and the following terms and conditions of the award.

(a) Restricted Share Units may be granted to Outside Directors as of the first day of a Restricted Period. The number of Restricted Share Units to be granted to each Outside Director and the Restricted Period shall be determined by the Board in its sole discretion.

(b) Transferability Restrictions. During the Restricted Period, Restricted Share Units may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. Furthermore, an Outside Director’s right, if any, to receive cash or Stock upon termination of the Restricted Period may not be assigned or transferred except by will or by the laws of descent and distribution. With respect to each grant of Restricted Share Units, the Board shall determine the vesting conditions and Transferability Restrictions which will apply to the Restricted Share Units for all or part of the Restricted Period. By way of illustration but not by way of limitation, the Board may provide (i) that the Outside Director will forfeit any Restricted Share Units unless he or she still serves as a Director of the Corporation at the end of the Restricted Period, (ii) that the Outside Director will become vested in Restricted Share Units according to a schedule determined by the Board or under other terms and conditions determined by the Board, and (iii) how any vesting conditions and Transferability Restrictions will be applied, modified or accelerated in the case of the Outside Director’s death or total and permanent disability.

(c) Dividends. During the Restricted Period, Outside Directors will be credited with dividends, equivalent in value to those declared and paid on shares of Stock, on all Restricted Share Units granted to them. These dividends will be regarded as having been reinvested in Restricted Share Units on the date of the Stock dividend payments based on the then Fair Market Value of the Stock thereby increasing the number of Restricted Share Units held by an Outside Director. Such dividend equivalents will be paid only to the extent the underlying Awards vest. Holders of Restricted Share Units under this subsection 10(c) shall have none of the rights of a shareholder with respect to such shares. Holders of Restricted Share Units are not entitled to receive dividends in cash or other property, nor other distribution of rights in respect of such shares, nor to vote such shares as the record owner thereof.

(d) Payment of Restricted Share Units. The payment of Restricted Share Units shall be made in shares of Stock unless the Board determines at the time of grant that payment will be made in cash or a combination of both cash and shares of Stock. The payment of Restricted Share Units shall be made within 90 days following the end of the Restricted Period, or if sooner, no later than March 15 of the year following the year in which the Restricted Period ends.

11.	NOTICES; DELIVERY OF STOCK CERTIFICATES

Any notice required or permitted to be given by the Corporation or the Board pursuant to the Plan shall be deemed given when personally delivered or deposited in the United States mail, registered or certified, postage prepaid, addressed to the Outside Director at the last address shown for the Outside Director on the records of the Corporation.

12.	AMENDMENT AND TERMINATION

The Board may at any time amend, suspend, or discontinue the Plan or alter or amend any or all Awards under the Plan to the extent (i) permitted by law, (ii) permitted by the rules of any stock exchange on which the Stock or any other security of the Corporation is listed, and (iii) permitted under applicable provisions of the Securities Act of 1933, as amended, the Exchange Act (including Rule 16b-3 thereof); provided, however, that if any of the foregoing requires the approval by the stockholders of any such amendment, suspension or discontinuance, then the Board may take such action subject to the approval of the stockholders. Except as provided in subsection 7(b), no such amendment, suspension or termination of the Plan shall, without the consent of the Director, adversely alter or change any of the rights or obligations under any Award granted to the Director. Except as provided in subsection 8(k) and this Section 12, no such amendment, suspension, or termination of the Plan shall, without the consent of the Director, adversely alter or change any of the rights or obligations under any Options or other rights previously granted the Director under the Plan.

13.	TAXES

The Corporation shall require the withholding of all taxes as required by law. An Outside Director may elect, to the extent allowed by law, to have any portion of the federal, state or local income tax withholding required with respect to an Award satisfied by tendering Stock to the Corporation, which, in the absence of such an election, would have been issued to the Director in connection with the Award.

14.	GOVERNING LAW

The terms of the Plan shall be governed, construed, administered and regulated in accordance with the laws of the state of Delaware and applicable federal law. In the event any provision of the Plan shall be determined to be illegal or invalid for any reason, the other provisions of the Plan shall continue in full force and effect as if such illegal or invalid provision had never been included herein.

15.	DIRECTOR’S SERVICE

Nothing contained in the Plan, or with respect to any grant hereunder, shall interfere with or limit in any way the right of stockholders of the Corporation to remove any Director from the Board, nor confer upon any Director any right to continue to serve on the Board as a Director.